Exhibit 16(b)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby appoints W. James Hall III his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for the undersigned, in the place and stead of the undersigned, to sign the Registration Statement of Third Avenue Trust under the Securities Act of 1933 and the Investment Company Act of 1940, including registration statements on Form N-14, and any and all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which shall together constitute one instrument.

Signature	Capacity	Date
/s/ Michael Buono	Chief Financial Officer	9/27/17

Michael Buono

/s/ William E. Chapman	Trustee	9/27/17

William E. Chapman

/s/ Lucinda Franks	Trustee	9/27/17

Lucinda Franks

/s/ Edward J. Kaier	Trustee	9/27/17

Edward J. Kaier

/s/ Patrick Reinkemeyer	Trustee	9/27/17

Patrick Reinkemeyer

/s/ Eric Rakowski	Trustee	9/27/17

Eric Rakowski

/s/ Charles C. Walden	Trustee and Chairman	9/27/17

Charles C. Walden